Exhibit 99.1

M.A.G. Capital, LLC
Attn: Todd Bomberg
555 South Flower Street, Suite 4200
Los Angeles, CA90071

Dear Mr.Bomberg:                                                   Re:   Registration Rights Agreement dated June 20, 2006

            Reference is hereby made to that certain Registration Rights Agreement dated June 20, 2006, as previously amended by a letter agreement dated September 5, 2006 (collectively, the "Registration Agreement") by and among AHPC Holdings, Inc. (the "Company"), M.A.G. Capital, LLC ("MAG"), Monarch Pointe Fund, Ltd. ("Monarch"), Mercator Momentum Fund, L.P. ("MMF"), Mercator Momentum Fund III, L.P. ("MMF III"; and together with MMF, Monarch and MAG, the "Purchasers"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Agreement.

            Notwithstanding anything in the Registration Agreement to the contrary, the Company and Purchasers hereby covenant and agree that Section 2(a) of the Registration Agreement is hereby amended in its entirety to read as follows:

"(a)  The Company shall prepare or file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") no later than September 22, 2006, in order to register the resale of the Registrable Securities under the Securities Act. The Company shall use its best efforts to cause the Registration Statement to become effective no later than ninety (90) days after the filing. Once effective, the Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the earliest of the following dates (the "Expiration Date") (i) the date that all of the Registrable Securities have been sold, or (ii) the date that the Company receives an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise."

            All remaining provisions of the Registration Agreement remain unchanged and in full force and effect.  This letter agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

AHPC HOLDINGS, INC.

BY  /s/ Alan E. Zeffer___________________
      Print Name: Alan E. Zeffer
      Title: Chief Executive Officer

Agreed to and accepted by the undersigned
this 8th day of September, 2006.

M.A.G. CAPITAL, LLC

By:  /s/ Todd Bomberg
     Todd Bomberg
     Chief Investment Officer

By:  /s/ Harry Aharonian
     Harry Aharonian
     Portfolio Manager

MONARCH POINTE FUND, LTD.

By:  /s/ Todd Bomberg
     Todd Bomberg
     Chief Investment Officer

By:  /s/ Harry Aharonian
     Harry Aharonian
     Portfolio Manager

MERCATOR MOMENTUM FUND, L.P.

By:  /s/ Todd Bomberg
     Todd Bomberg
     Chief Investment Officer

By:  /s/ Harry Aharonian
     Harry Aharonian
     Portfolio Manager

MERCATOR MOMENTUM FUND III, L.P.

By:  /s/ Todd Bomberg
     Todd Bomberg
     Chief Investment Officer

By:  /s/ Harry Aharonian
     Harry Aharonian
     Portfolio Manager

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